SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): July 21, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On June 15, 2015, the Registrant commenced an exchange offer (the “Exchange Offer”) to holders of its outstanding Series A Preferred Stock, without par value per share, $1,000 liquidation preference per share (the “Series A Preferred Stock”) and outstanding Series B Convertible Preferred Stock, without par value per share, $25 liquidation preference per share (the “Series B Preferred Stock”). The Exchange Offer permitted tendering shareholders to exchange their shares of outstanding Series A Preferred Stock and outstanding Series B Preferred Stock for an aggregate of up to 20,853,250 of newly issued shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”).

On July 20, 2015 at 11:59 p.m. ET, the Exchange Offer expired, which resulted in the tender of 1,247 shares of Series A Preferred Stock and 865,481 shares of Series B Preferred Stock. The Company expects to issue an aggregate of 11,442,002 shares of Common Stock in exchange for the tendered and accepted shares of Series A Preferred Stock and Series B Preferred Stock to settle the Exchange Offer on July 23, 2015 (the "Settlement"). The Settlement remains subject to customary closing conditions. The Company will pay $24.99 in cash in lieu of fractional shares associated with the tender of the Series B Preferred Stock.

On July 21, 2015, the Registrant issued a press release announcing the results of the Exchange Offer. This press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Press release dated July 21, 2015, announcing the results of the Exchange Offer.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: July 21, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release dated July 21, 2015, announcing the results of the Exchange Offer.